Exhibit 23.2

Consent of Independent Auditors

We have issued our report dated April 27, 2011, with respect to the financial statements of E-conolight, LLC as of December 26, 2010 and for the period from March 29, 2010 through December 26, 2010 included in this Current Report on Form 8-K/A of Cree, Inc. filed with the Securities and Exchange Commission on October 19, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cree, Inc. on Form S-3 (File No. 333-161785, effective September 8, 2009) and on Forms S-8 (File No. 333-122072, effective January 14, 2005, File No. 333-136903, effective August 25, 2006, File No. 333-148927, effective January 29, 2008, File No. 333-156981, effective January 27, 2009, File No. 333-164515, effective January 26, 2010, File No. 333-171874, effective January 26, 2011, File No. 333-136902, effective August 25, 2006, File No. 333-149547, effective March 5, 2008, File No. 333-156980, effective January 27, 2009, and File No. 333-164516, effective January 6, 2010).

/s/ GRANT THORNTON LLP

Chicago, Illinois
October 19, 2011